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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C.  20549


                                  FORM 8-K/A


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 20, 1998


                               ICHOR CORPORATION
            (Exact name of Registrant as specified in its charter)


                                   Delaware
                           (State of Incorporation)


          000-25132                                    25-1741849
   (Commission File Number)               (I.R.S. Employer Identification No.)


     Suite 1250, 400 Burrard Street, Vancouver, British Columbia  V6C 3A6
        (Address of principal executive offices, including postal code)


                                (604) 683-5767
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

As previously disclosed, ICHOR Corporation (the "Corporation") acquired approximately 87% of the issued and outstanding shares of common stock of Nazca Holdings Ltd. ("Nazca") effective June 30, 1999, pursuant to a purchase agreement (the "Purchase Agreement") among the Corporation and certain holders of the shares (the "Shares") of common stock of Nazca (the "Vendors"). Under the Purchase Agreement, the Vendors were provided with a one-year option (the "Vendor's Option") to repurchase from the Corporation approximately 90% of the Shares so transferred on a pro rata basis subject to meeting certain conditions.

On November 12, 1999, Maarten Reidel surrendered his Vendor's Option to the Corporation and confirmed that the Vendor's Option is of no further force or effect as it relates to his interests. Mr. Reidel previously held approximately 44% of the Shares of Nazca.

On November 15, 1999, the Corporation purchased indebtedness of Nazca in the amount of approximately $296,900 from a third party creditor resulting in Nazca being indebted to the Corporation as at such date in the sum of approximately $451,900.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit
Number                            Description
-------                           -----------

  2.4             Vendor's Option Letter dated November 12, 1999.

  2.5 Assignment Agreement dated November 15, 1999 between ICHOR Corporation and Dresden Papier Aktiengesellschaft.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                               ICHOR CORPORATION

                                               By:  /s/ Roy Zanatta
                                               --------------------
                                               Roy Zanatta
                                               Secretary


Date:  November 15, 1999


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                               ICHOR CORPORATION
                                   FORM 8-K/A

                                 EXHIBIT INDEX

Exhibit
Number                            Description
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  2.4             Vendor's Option Letter dated November 12, 1999.

  2.5 Assignment Agreement dated November 15, 1999 between ICHOR Corporation and Dresden Papier Aktiengesellschaft.